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                                                              Exhibit (h)(4)(ii)

                               AMENDMENT AGREEMENT

     AGREEMENT, effective as of September 15, 2003, by and between CDC NVEST FUNDS TRUST I, a Massachusetts trust (the "Trust") and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, the Trust and the Bank entered into a Securities Lending Agency Agreement dated as of May 1, 2002 (the "Securities Lending Agreement"); and

     WHEREAS, the Fund and the Bank desire to amend the Securities Lending Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.   Amendment of the Securities Lending Agreement.

(A) The document attached as Schedule V to this Amendment Agreement supersedes any and all existing series schedules previously agreed to between the Bank and the Trust and shall constitute the Schedule V to the Securities Lending Agreement effective the date first noted above.

              (The remainder of this page intentionally left blank)

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     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

INVESTORS BANK & TRUST COMPANY


By: /s/ Andrew M. Nesvet
    ------------------------------------
Name: Andrew M. Nesvet
Title: Managing Director


CDC NVEST FUNDS TRUST I


By: /s/ Nicholas H. Palmerino
    ------------------------------------
Name: Nicholas H. Palmerino
Title: Treasurer

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                                   Schedule V

                              Loan Ceiling Amounts

Loomis Sayles Core Plus Bond Fund     33 1/3%

Westpeak Capital Growth Fund          33 1/3%

Loomis Sayles Government Securities
Fund                                  33 1/3%

CDC Nvest International Equity Fund   33 1/3%

CDC Nvest Large Cap Growth Fund       33 1/3%

CGM Advisor Targeted Equity Fund      33 1/3%

CDC Nvest Star Advisers Fund          33 1/3%

CDC Nvest Star Small Cap Fund         33 1/3%

CDC Nvest Star Value Fund             33 1/3%

CDC Nvest Star International Fund     33 1/3%

CDC Nvest Star Growth Fund            33 1/3%